SUB-ITEM 77C:

On November 25, 2015 at a special meeting of shareholders ("Shareholder Meeting"), the shareholders of Arden Alternative Strategies Fund ("Arden Fund I") and Arden Alternative
Strategies II ("Arden Fund II" and together with Arden Fund I, the "Funds") voted to approve the reorganization of Arden Fund I and Arden Fund II into Aberdeen Multi-Manager Alternative
Strategies Fund and Aberdeen Multi-Manager Alternative Strategies Fund II, respectively, each a newly created series of Aberdeen Funds to be managed by Aberdeen Asset Management Inc.
("AAMI") using substantially similar investment strategies as the Funds.   At the Shareholder
Meeting, the shareholders of the Funds also voted to approve an interim advisory agreement by and between Arden Investment Series Trust (the "Trust"), on behalf of the Funds, and AAMI in connection with the acquisition of Arden Asset Management LLC by AAMI, which occurred on
December 31, 2015.

The voting result for the proposals considered at the Shareholder Meeting are as follows:

Arden Alternative Strategies Fund

1(a).    To approve an Agreement and Plan of Reorganization that contemplates the reorganization of Arden Fund I into Aberdeen Multi-Manager Alternative Strategies Fund
("Aberdeen Fund I"), a series of Aberdeen Funds, a Delaware statutory trust, and provides that
Arden Fund I will transfer all of its assets and liabilities to Aberdeen Fund I in exchange for shares of the Institutional Class of Aberdeen Fund I, which shares will be distributed to the shareholders of Class I of Arden Fund I in complete liquidation and dissolution of Arden Fund I
(the "Fund I Reorganization").

SHARES VOTED
FOR
62,172,152.502
AGAINST
140,378.042
ABSTAIN
206,294.970

2(a).     To approve an interim advisory agreement (the "Fund I Interim Advisory Agreement")
by and between Arden Investment Series Trust, on behalf of Arden Fund I, and Aberdeen Asset
Management Inc. ("AAMI"), which is necessary, if the Fund I Interim Advisory Agreement goes into effect, for AAMI to receive the advisory fees held in escrow for its services provided to
Arden Fund I during the period from the effective date of the Fund I Interim Advisory
Agreement through the earlier of the closing date of the Fund I Reorganization or 150 days from the effective date of the Fund I Interim Advisory Agreement.  The Fund I Interim Advisory
Agreement will go into effect with respect to Arden Fund I only if the acquisition of Arden by
AAMI closes prior to the closing of the Fund I Reorganization.

SHARES VOTED
FOR
62,151,974.273
AGAINST
154,154.010
ABSTAIN
212,697.231

Arden Alternative Strategies II

1(b).    To approve an Agreement and Plan of Reorganization that contemplates the reorganization of Arden Fund II into Aberdeen Multi-Manager Alternative Strategies Fund II
(the "Aberdeen Fund II" and together with Aberdeen Fund I, the "Acquiring Funds," and each, an "Acquiring Fund"), a series of Aberdeen Funds, a Delaware statutory trust, and provides that
Arden Fund II will transfer all of its assets and liabilities to Aberdeen Fund II in exchange for shares of certain classes of Aberdeen Fund II, which shares will be distributed to the shareholders of the corresponding class of Arden Fund II in a complete liquidation and dissolution of Arden Fund II (the "Fund II Reorganization").

SHARES VOTED
FOR
6,263,468.396
AGAINST
2,090.761
ABSTAIN
0.000

2(b).     To approve an interim advisory agreement (the "Fund II Interim Advisory Agreement")
by and between Arden Investment Series Trust, on behalf of Arden Fund II, and AAMI, which is necessary, if the Fund II Interim Advisory Agreement goes into effect, for AAMI to receive the advisory fees held in escrow for its services provided to Arden Fund II during the period from the effective date of the Fund II Interim Advisory Agreement through the earlier of the closing date of the Fund II Reorganization or 150 days from the effective date of the Fund II Interim
Advisory Agreement.  The Fund II Interim Advisory Agreement will go into effect with respect to Arden Fund II only if the acquisition of Arden by AAMI closes prior to the closing of the
Fund II Reorganization.

SHARES VOTED
FOR
6,263,468.396
AGAINST
2,090.761
ABSTAIN
0.000